UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) November 8, 2005 (November 7, 2005)
CUMULUS MEDIA INC.

(Exact name of registrant as specified in its charter)

Delaware	000-24525	36-4159663

(State or other jurisdiction	(Commission File Number)	(IRS employer
of incorporation)		Identification No.)

14 Piedmont Center, Suite 1400, Atlanta, Georgia	30305

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (404) 949-0700
n/a

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information
Item 2.02 – Results of Operations and Financial Condition.
     On November 8, 2005, Cumulus Media Inc. (the “Company”) issued a press release announcing financial results for the quarter ended September 30, 2005. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
     This information is furnished pursuant to Item 2.02 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934 or otherwise subject to the liabilities of that section, unless we specifically incorporate it by reference in a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.
Section 4 – Matters Related to Accountants and Financial Statements
Item 4.02 – Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
     On November 7, 2005, the audit committee of the board of directors of the Company determined that the interim financial statements included in the Company’s quarterly report on Form 10-Q for the period ended June 30, 2005 should no longer be relied upon and should be restated. The audit committee has discussed the matters surrounding the restatement (which are described below) with the Company’s independent registered public accounting firm.
     As previously disclosed, in May 2005, the Company was released from its pre-existing national advertising sales agency contract with Interep National Radio Sales, Inc (“Interep”) and engaged Katz Media Group, Inc. (“Katz”) as its new national advertising sales agent. In connection with the Company’s release from the Interep contract, Katz negotiated and agreed to pay Interep $14.4 million (the “Katz Payment”), payable in 25 equal monthly payments commencing in May 2005. No payments were or will be made by the Company to Interep or Katz in connection with the termination of the Interep contract. Additionally, through the new contract with Katz, the Company secured a lower commission rate as compared with the rates under the pre-existing Interep contract.
     As the Katz Payment appeared to create no obligation and no cash outlay for the Company, management did not originally believe that it triggered an accounting event for the Company. However, subsequent to the end of the third quarter, circumstances arose that caused the Company to reconsider its accounting for the termination of the Interep contract. As a result of that review, management now believes that, while there is no definitive accounting guidance that addresses the Company’s circumstances, the Company should have recognized a non-cash contract termination charge during the second quarter to account for the $14.4 million payment made by Katz to Interep. Accordingly, the Company will amend and restate its financial statements for the three- and six-month periods ended June 30, 2005 to reflect the non-cash charge and related liabilities. The Company expects to file an amended and restated Form 10-Q/A for the second quarter together with its Form 10-Q for the third quarter.
     As a result of the restatement, Station Operating Expenses increased by $13.8 million for the three and six months ended June 30, 2005. Of the increase, $13.6 million was recorded as a non cash contract termination cost and represents the fair value of the Katz Payment as of the contract termination date.
Section 9 – Financial Statements and Exhibits
Item 9.01 – Financial Statements and Exhibits.
     (c) Exhibits. The following exhibits are filed with this report:

Exhibit No.	Description
99.1	Press Release, dated November 8, 2005.

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUMULUS MEDIA INC.

By:	/s/ Martin R. Gausvik

	Name:	Martin R. Gausvik
	Title:	Executive Vice President and
Chief Financial Officer
Date: November 8, 2005

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated November 8, 2005.